UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 17, 2005
LHC Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	8082	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A, Lafayette, LA		70503
(Address of Principal Executive Offices)		(Zip Code)
(337) 233-1307
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events.
     On October 17, 2005, LHC Group, Inc. (the “Company”) closed the acquisition of Home Care Plus, Inc., a privately-held West Virginia corporation (“Home Care Plus”). The Company had previously announced on July 22, 2005, that it had executed a definitive agreement to acquire all of the outstanding common stock of Home Care Plus. The total purchase price was approximately $4.8 million.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.
By:	/s/ R. Barr Brown
R. Barr Brown
Senior Vice President and Chief Financial Officer

Dated: October 18, 2005